Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-269256) pertaining to the 2022 Equity Incentive Plan, the 2022 Employee Stock Purchase Plan, and the 2023 Inducement Plan of Scilex Holding Company;
(2)
Registration Statement (Form S-8 No. 333-269257) pertaining to the Scilex Pharmaceuticals Inc. Amended and Restated 2017 Equity Incentive Plan and the Scilex Holding Company 2019 Stock Option Plan, as amended;
(3)
Registration Statement (Form S-8 No. 333-271739) pertaining to the Scilex Holding Company 2022 Equity Incentive Plan, as amended; and
(4)
Registration Statement (Form S-3 No. 333-276245) of Scilex Holding Company.

of our report dated March 11, 2024, with respect to the consolidated financial statements of Scilex Holding Company included in this Annual Report (Form 10-K) for the year ended December 31, 2023.

/s/ Ernst & Young LLP

San Diego, California

March 11, 2024